UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 9, 2014, Rexford Industrial Realty, Inc. (the “Company”), through its operating partnership, Rexford Industrial Realty, L.P. (the “Operating Partnership”), completed the acquisition of an industrial portfolio consisting of five properties, aggregating approximately 408,224 square feet (the “Portfolio”), from an unaffiliated third-party seller for a purchase price of $38.7 million. The acquisition was funded through borrowings on our revolving credit facility and available cash on hand.  The terms “us,” “we,” and “our,” refer to Rexford Industrial Realty, Inc. and its subsidiaries (including our Operating Partnership).

The table below sets forth relevant information with respect to the properties in the Portfolio acquired:

Property Address	City	Number of Buildings	Asset Type	Year Built	Rentable Square Feet	Number of Leases	Occupancy(1)	Annualized Base Rent(2)	Percentage of Total Annualized Base Rent(3)	Total Annualized Base Rent per Square Foot(4)
201 Rice Ave.	Oxnard	3	Warehouse / Distribution / Manufacturing	2008/2009	137,785	24	97%	$1,146,780	36.9%	$8.59
2350-2380 Eastman Ave.	Oxnard	4	Warehouse / Distribution / R&D	2004	55,296	26	93%	$505,764	16.2%	$9.84
1800 Eastman Ave.	Oxnard	1	Warehouse / Distribution	2009	33,332	1	100%	$220,596	7.1%	$6.62
2360-2364 E. Sturgis Rd.	Oxnard	3	Warehouse / Distribution / Manufacturing	1989	49,624	14	96%	$379,344	12.2%	$8.00
2945 Los Olivos/3000-3150 Paseo Mercado	Oxnard	5	Warehouse / Distribution / Manufacturing	1988	132,187	22	86%	$859,200	27.6%	$7.60
		16			408,224	87	93%	$3,111,684	100.0%	$8.21

(1) Represents the occupancy at such property as of December 9, 2014.
(2) Calculated as monthly contracted base rent per the terms of the lease(s) at such property for December 2014, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.
(3) Calculated as annualized base rent for such property divided by annualized base rent for the total Portfolio as of December 9, 2014.
(4) Calculated as annualized base rent for such property divided by leased square feet for such property as of December 9, 2014.

The table below sets forth a summary schedule of lease expirations for leases in place in the Portfolio as of the date of acquisition, plus available space, for each of the calendar years noted below commencing with December 31, 2014.  The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Leases Expiring	Total Rentable Square Feet(1)	Annualized Base Rent(2)	Percentage of Annualized Base Rent(3)	Annualized Base Rent per Square Foot(4)
Month-to-month	4	8,662	$86,448	2.8%	$9.98
Available	-	29,420	-	0.0%	-
2014	5	15,376	134,124	4.3%	8.72
2015	27	71,551	632,760	20.3%	8.84
2016	22	68,303	586,572	18.9%	8.59
2017	21	170,091	1,290,564	41.5%	7.59
2018	6	30,604	261,036	8.4%	8.53
2019	1	8,911	69,384	2.2%	7.79
2020	-	-	-	0.0%	-
2021	1	5,306	50,796	1.6%	9.57
Total Portfolio	87	408,224	$3,111,684	100.0%	$8.21

(1) Represents the occupancy at such property as of December 9, 2014.
(2) Calculated as monthly contracted base rent per the terms of the lease(s) at such property for December 2014, multiplied by 12. Excludes rent abatements and expense reimbursements from tenants.
(3) Calculated as annualized base rent for such property divided by annualized base rent for the total Portfolio as of December 9, 2014.
(4) Calculated as annualized base rent for such property divided by leased square feet for such property as of December 9, 2014.

Item 7.01 Regulation FD Disclosure.

On December 10, 2014, the Company issued a press release announcing the acquisition of the Portfolio.  A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1

Agreement for Purchase and Sale of Improved Real Property by and between Sunbelt Enterprises, LLC, as Seller, and Rexford Industrial Realty, L.P., as Buyer, Dated as of October 17, 2014 as amended on November 19, 2014, November 24, 2014, December 5, 2014 and December 8, 2014.

99.1	Press Release dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Rexford Industrial Realty, Inc.

December 10, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

December 10, 2014	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement for Purchase and Sale of Improved Real Property by and between Sunbelt Enterprises, LLC, as Seller, and Rexford Industrial Realty, L.P., as Buyer, Dated as of October 17, 2014 as amended on November 19, 2014, November 24, 2014, December 5, 2014 and December 8, 2014.

99.1	Press Release dated December 10, 2014.